Exhibit 5.1

Opinion of Christopher K. Bowen, Esq.

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, NY 10282

August 28, 2007

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282

Re:	NYMEX Holdings, Inc. Automatic Shelf Registration Statement on Form S-8

Ladies and Gentlemen:

I am the General Counsel, Chief Administrative Office and Corporate Secretary of NYMEX Holdings, Inc., a Delaware corporation (the “Company”). I have acted as counsel to the Company in connection with the filing of a Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of 4,300,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable pursuant to the Company’s 2006 Omnibus Long-Term Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement as filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Act, (ii) the Plan, (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated Bylaws of the Company, as currently in effect, (v) a specimen certificate representing the Shares, (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement, and (vii) certain resolutions of the shareholders of the Company relating to the Plan. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinion expressed herein is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other country, state or jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that the Shares under the Plan have been duly and validly authorized and when the Shares have been issued, delivered and paid for pursuant to the terms of the Plan, and certificates representing the Shares in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, such Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Christopher K. Bowen
Christopher K. Bowen, Esq.
General Counsel, Chief Administrative Officer and Corporate Secretary